UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2017

OMNICOMM SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-25203	11-3349762
(Commission File Number)	(IRS Employer Identification No.)

2101 W. Commercial Blvd. Suite 3500, Ft. Lauderdale, FL	33309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 473-1254

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2017, OmniComm Systems, Inc. (the “Company”) announced that its board of directors approved a reorganization of the Company’s executive management team designed to provide for the orderly succession of management responsibilities. In connection with the reorganization, the board of directors established two new Company executive management positions: “executive chairman” which position will function as both principal executive officer of the Company and as executive chairman of the board of directors, and “executive vice chairman” which position will function as both an executive officer of the Company and as executive vice chairman of the board of directors. Except as otherwise noted, the following changes in the organization of the Company are effective June 1, 2017.

Cornelis F. Wit is transitioning his position in the Company from and as the Company’s chief executive officer and director to and has been named by the Company’s board of directors as the Company’s executive chairman and executive chairman of the board of directors. Mr. Wit has been the Company’s chief executive officer since June of 2002, served as the Company’s interim chief executive officer from June to July 2000, and has been a member of the Company’s board of directors since November 1999. Effective June 1, 2017, Mr. Wit’s services and time considerations will be modified and reduced and his annual salary will also be reduced to $160,000. As executive chairman, Mr. Wit will continue to report directly to the board of directors.

Stephen E. Johnson, the Company’s current president and chief operating officer, has been named by the Company’s board of directors to succeed Mr. Wit as chief executive officer. Mr. Johnson will assume the role of CEO-designate immediately and will transition to the role of chief executive officer, and resign as chief operating officer, upon Mr. Wit’s resignation as chief executive officer. Mr. Johnson will also continue to hold his position as the Company’s president. Mr. Johnson has served as the Company’s president since June 1, 2010, as the Company’s chief operating officer since April 2008, and as the Company’s executive vice president, national sales from September 2006 to April 2008. As chief executive officer, Mr. Johnson will continue to report directly to Mr. Wit.

Randall G. Smith is transitioning his position in the Company, effective June 1, 2017, from and as the Company’s chief technology officer and chairman of the board of directors to and has been named by the Company’s board of directors as the Company’s executive vice chairman (executive officer of the Company) and executive vice chairman of the board of directors. Mr. Smith has served as the Company’s chief technology officer and chairman of the board of directors since May 1997, and as the Company’s president from May 1997 to August 2000. Effective June 1, 2017, Mr. Smith’s services will be modified commensurate to his new position with the Company. As executive vice chairman, Mr. Smith will continue to report directly to Mr. Wit.

John Fontenault, the Company’s current senior vice president of operations, has been named as the company’s chief operating officer and will transition to the role of chief operating officer upon Mr. Johnson’s resignation as chief operating officer on June 1, 2017. Mr. Fontenault will continue to report directly to Mr. Johnson. Mr. Fontenault has served as our senior vice president of operations since October 2013. Mr. Fontenault previously served as VP of Operations with ER Squared, providing strategic eClinical business process and technology consulting; prior to that Mr. Fontenault was Executive Director and Global Head of Clinical Data Management and Technology at Kendle International, a large multi-national CRO. Mr. Fontenault also spent 17 years as a Clinical Systems leader at both Bayer Healthcare and Purdue Pharma.  Mr. Fontenault received his B.S. in Management Information Systems from the University of Rhode Island.

Keith Howells, the Company’s current senior vice president of development, has been named as chief technology officer and will transition to the role of chief technology officer upon Mr. Smith’s resignation as chief technology officer on June 1, 2017. Mr. Howells will report directly to Mr. Johnson. Mr. Howells has served as our head of product development, initially for TrialMaster and the eClinical Suite and subsequently for TrialOne as well, since January 2011. Prior to joining the Company, Mr. Howells was Senior Vice President of Development for Medidata Solutions from 2005 to 2010. From 1986 to 2005, Mr. Howells served in various positions at Oracle Corporation, including Vice President of Development for Oracle’s Life Sciences Applications from 2000 to 2005. Mr. Howells received a Bachelors’ degree in physics from Oxford University, England.

The biographies for Mr. Wit, Mr. Johnson and Mr. Smith appear in the Company's proxy statement for the 2016 Annual Meeting of Stockholders filed with the SEC on April 29, 2016, under the caption “Management” and “Election of Directors”, and are incorporated by reference herein.

There are no family relationships between any of the directors and executive officers of the Company.

No new compensatory or severance arrangements were entered into in connection with these leadership changes except as otherwise described herein. Mr. Wit, Mr. Johnson and Mr. Smith each have an existing employment agreement with the Company. The current compensation of Mr. Wit for service as chief executive officer, Mr. Johnson for services as president and chief operating officer, and Mr. Smith for service as chief technology officer, is described in the Company’s proxy statement for the 2016 Annual Meeting of Stockholders filed with the Securities and Exchange Commission (“SEC”) on April 29, 2016, under the caption “Executive Compensation.”

The transactions in which Mr. Wit, Mr. Johnson and Mr. Smith have an interest requiring disclosure under Item 404(a) of Regulation S-K are described in the Company’s proxy statement for the 2016 Annual Meeting of Stockholders filed with the SEC on April 29, 2016, under the caption “Certain Relationships and Related Party Transactions” and are incorporated by reference herein.

A copy of the Company’s press release announcing these management changes is furnished herewith as Exhibit 99.1. The press release shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, and is not incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Employment Agreement with Thomas E. Vickers

On March 14, 2017, the Company entered into an employment agreement with Thomas E. Vickers, the Company’s Chief Financial Officer (principal financial officer of the Company), to continue to serve as the Company’s Chief Financial Officer. Mr. Vickers has heretofore served the Company without written agreement. The employment agreement is for an initial term of three (3) years commencing on March 14, 2017, and will automatically renew for successive one (1) year terms unless the employment agreement is expressly cancelled by either Mr. Vickers or the Company sixty (60) days prior to the end of the then current term. Under the terms of the employment agreement, Mr. Vickers receives an annual salary of $272,000, which may be increased from time to time with the approval of the board of directors. In addition, Mr. Vickers is eligible to receive an annual bonus, and is entitled to participate in the Company’s employee benefit plans and programs applicable to employees and executives. The employment agreement contains certain rights of Mr. Vickers and the Company to terminate Mr. Vickers’ employment, including a termination by the Company for “Cause” as defined in the employment agreement, and termination by Mr. Vickers for “Good Reason” as defined in the employment agreement.

Mr. Vickers is also entitled to severance pay equal to twelve (12) months of Mr. Vickers’ current base salary and benefits in the event of his termination by the Company or non-renewal of contract by the Company for any reason other than “Cause”, or termination by Mr. Vickers for “Good Reason”, or upon termination of Executive’s employment pursuant to Disability as defined in the employment agreement. The employment agreement contains non-disclosure provisions as well as a one (1) year non-compete following the termination of the agreement.

The foregoing summary of the terms and conditions of the employment agreement with Mr. Vickers is not complete and is qualified in its entirety by reference to the full text of the employment agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Amendment No. 1 to Employment Agreement with Randall G. Smith

On March 14, 2017, the Company and Randall G. Smith, the Company’s chief technology officer and chairman of the board of directors, entered into an amendment to the employment agreement with Mr. Smith to increase the amount of severance pay in the event of his termination as described in the employment agreement from an amount equal to six (6) months’ salary and benefits to an amount equal to twelve (12) months’ salary and benefits.

The foregoing summary of the terms and conditions of the amendment to the employment agreement with Mr. Smith is not complete and is qualified in its entirety by reference to the full text of the amendment to employment agreement, which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Note about forward-looking statements. Certain statements in this report, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” of our Forms 10-K and 10-Q. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1     Employment Agreement between OmniComm Systems, Inc. and Thomas E. Vickers dated March 14, 2017.

10.2     Amendment No. 1 to Executive Employment Agreement between OmniComm Systems, Inc. and Randall G. Smith dated March 14, 2017.

99.1     Press release dated March 15, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OmniComm Systems, Inc.

Date: March 15, 2017	By:	/s/ Thomas E. Vickers
Thomas E. Vickers
Chief Accounting and Financial Officer